Compania Cervecerias Unidas S.A.

Exhibit 4: Segment Information - Six Months Ended June 30, 2002

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	63,012	61,679	10,959	25,034	51,865	52,707	32,831	29,369	84	204
Other products *	903	949	406	1,200	321	222	205	116	6,099	6,730
Total	63,916	62,628	11,365	26,234	52,186	52,929	33,036	29,486	6,183	6,934
% Change	2.1%		-56.7%		-1.4%		12.0%		-10.8%

Cost of sales	(26,886)	(26,186)	(8,954)	(12,917)	(24,302)	(24,643)	(20,318)	(19,141)	(4,609)	(4,756)
% of Sales	42.1%	41.8%	78.8%	49.2%	46.6%	46.6%	61.5%	64.9%	74.5%	68.6%

SG&A	(23,958)	(24,115)	(8,345)	(15,563)	(22,749)	(23,371)	(8,478)	(6,529)	(542)	(1,161)
% of Sales	37.5%	38.5%	73.4%	59.3%	43.6%	44.2%	25.7%	22.1%	8.8%	16.7%

Operating profit	13,071	12,328	-5,933	-2,245	5,136	4,916	4,240	3,816	1,032	1,017
% of Sales	20.5%	19.7%	-52.2%	-8.6%	9.8%	9.3%	12.8%	12.9%	16.7%	14.7%

Depreciation	8,263	7,859	4,796	4,747	5,532	5,219	908	900	653	612
Amortization	319	181	249	219	72	73	120	109	1	1
EBITDA	21,654	20,367	(888)	2,720	10,739	10,208	5,267	4,825	1,687	1,631
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2002	2001	2002	2001	2002	2001	2002	2001
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1,693,653	1,686,027	679,671	754,185	1,969,054	1,990,410	438,181	350,316
% Change	0.5%		-9.9%		-1.1%		25.1%		Beer - Argentina (Argentinean GAAP)
											2002	2001
					Soft Drinks		Domestic		OPERATING RESULTS
					1,480,180	1,535,875	235,632	169,927	(all figures in A$ thousand)
					-3.6%		38.7%		Revenues
					Nectars		Export		Core products		55,280	74,196
					121,462	97,576	204,129	184,040	Other products		870	1,513
					24.5%		10.9%		Total		56,150	75,709
					Mineral Water				% Change		-25.8%
					367,412	356,960
					2.9%				Cost of sales		(32,692)	(39,742)
									% of Sales		58.2%	52.5%
* Volumes include exports of 11,402 (9,224 to Chile) and 22,295 (17,350 to Chile) hectoliters in 2002 and 2001 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 34.675 million and 35.051 million in 2002 & 2001 respectively.									SG&A		(35,185)	(45,749)
									% of Sales		62.7%	60.4%
					Total		Total
Price (Ch$ / HL)	37,271	36,583	16.124	33.194	26,340	26,480	74,925	83,877	Operating profit		(11,490)	(8,714)
% Change (real)	1.9%		-51.4%		-0.5%		-10.7%		% of Sales		20.5%	11.5%

					Soft Drinks		Domestic		Depreciation		16,883	17,007
					26,495	26,531	46,565	54,218	Amortization		294	294
					-0.1%		-14.1%		EBITDA		5,687	8,587
					Nectars		Export
					37,508	38,320	107,082	109,597
					-2.1%		-2.3%
					Mineral Water
					22,025	22,919
					-3.9%